UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Sone Oak Pkwy.

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 22, 2018, Clear Channel Outdoor Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Company’s Annual Meeting of Stockholders.

1.    The Company’s stockholders elected the following nominees for director to serve as Class III directors for a three-year term or until his or her successor shall have been elected and qualified.

Proposal 1: Election of Directors

	For	Withheld	Broker Non Vote
Class A Common Stock
Vicente Piedrahita	11,984,571	12,900,280	18,982,479
Dale W. Tremblay	19,378,142	5,506,709	18,982,479
Class B Common Stock
Vicente Piedrahita	6,300,000,000	—	N/A
Dale W. Tremblay	6,300,000,000	—	N/A
Total
Vicente Piedrahita	6,311,984,571	12,900,280	18,982,479
Dale W. Tremblay	6,319,378,142	5,506,709	18,982,479

Robert W. Pittman’s term of service as a Class III director ended at the Annual Meeting. Mr. Pittman continues to serve as the Company’s Chief Executive Officer.

2.    The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018 was ratified.

Proposal 2: Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2018

	For	Against	Abstain	Broker Non-Vote
Class A Common Stock	42,411,347	1,355,036	100,947	N/A
Class B Common Stock	6,300,000,000	—	—	N/A

Total	6,342,411,347	1,355,036	100,947	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 27, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary